EXHIBIT 10.10

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to the Employment Agreement, made and entered into by and between Adelphia Communications Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), and Brad Sonnenberg (the “Executive”) is effective as of the 31st day of May 2006 (the “Effective Date”).

WHEREAS, the Executive and the Company entered into that certain Employment Agreement dated July 21, 2003 (the “Employment Agreement”), attached hereto as Exhibit A; and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement to provide for the payment of severance benefits in a lump sum and to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Employment Agreement as follows, effective as of the Effective Date:

1.     Section 9(c)(v) shall be amended in its entirety to provide as follows:

“(v) payment of an amount equal to two times the Base Salary (based on such Base Salary in effect immediately prior to Executive’s termination); such amount to be paid to Executive in a lump sum within 15 days following Executive’s termination date; and”

2.     Section 9(c)(vi) shall be amended in its entirety to provide as follows:

“(vi) payment of an amount equal to the COBRA premiums for Company-paid health insurance for Executive (on the same basis as provided to Executive immediately prior to Executive’s termination) for the one-year period following Executive’s termination, such amount to be paid to Executive in a lump sum within 15 days following Executive’s termination date.”

3.     New Section 9(f) shall be added to the Employment Agreement and shall read as follows:

“(f)          Delayed Payments.  Notwithstanding any provision herein to the contrary, any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to satisfy Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).  On the earliest date on which such payments can be made without violating the requirements of section 409A(a)(2)(B)(i) of the Code, there shall be paid to Executive, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence.”

4.     Defined terms used herein and not otherwise defined in this First Amendment shall have the same meaning ascribed to them in the Employment Agreement.

5.     Except as amended and modified hereby, the terms of the Employment Agreement shall remain in full force and effect.

6.     THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES TO THE EXTENT SUCH LAWS ARE NOT PREEMPTED BY FEDERAL BANKRUPTCY LAW.

The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Colorado and the U.S. federal courts sitting in Colorado, provided that until the consummation of the Plan, the Bankruptcy Court shall have exclusive jurisdiction for any action or proceeding relating to this First Amendment, (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions, (v) consent to service of process at the address set forth in Section 22 of the Employment Agreement (or to such other addresses as Party may designate by notice to the other Party), and (vi) to the extent applicable, waive their respective rights to a jury trial of any claim or cause of action based on or arising out of this First Amendment or any dealings between them relating to the subject matter of this First Amendment.

7.     This First Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have entered into the First Amendment to the Employment Agreement as of the day and year first written above.

BRAD SONNENBERG

/s/ Brad Sonnenberg

ADELPHIA COMMUNICATIONS CORPORATION

/s/ David R. Brunick
By: David R. Brunick
Title: SVP HR